1AlTi Tiedemann Global Allianz X and CWC Make Strategic Investment into AlTi Investor Presentation | February 2024

2AlTi Tiedemann Global Notes and Important Disclosures (1) Including non-consolidated entities with Allianz customers. (2) As of September 30, 2023. (3) As reported – not adjusted to reflect the application of IFRS 9 and IFRS 17. About AlTi Global AlTi is a leading independent global wealth and alternatives manager providing entrepreneurs, multi-generational families, institutions, and emerging next-generation leaders with fiduciary capabilities as well as alternative investment strategies and advisory services. AlTi’s comprehensive offering is underscored by a commitment to impact or values- aligned investing and generating a net positive impact through its business activities. The firm currently manages or advises on approximately $68 billion in combined assets and has an expansive network with over 490 professionals across three continents. About AllianzX Allianz X invests in digital frontrunners in ecosystems relevant to insurance and asset management. It has a portfolio of 25 companies and AuM of more than 1.5 billion euros. Allianz X has counted 12 unicorns among its portfolio so far. The heart and brains behind it all are a talented team of around 40 people. As one of the pillars of the Allianz Group’s digital transformation strategy, Allianz X provides an interface between Allianz Operating Entities and the broader digital ecosystem, enabling collaborative partnerships in insurtech, fintech, and beyond. As an investor, Allianz X supports mature digital growth companies to take the next bold leap and realize their full potential. About Allianz The Allianz Group is one of the world's leading insurers and asset managers with more than 122 million(1) private and corporate customers in more than 70 countries. Allianz customers benefit from a broad range of personal and corporate insurance services, ranging from property, life and health insurance to assistance services to credit insurance and global business insurance. Allianz is one of the world’s largest investors, managing around 706 billion euros(2) on behalf of its insurance customers. Furthermore, its asset managers PIMCO and Allianz Global Investors manage about 1.7 trillion euros(2) of third-party assets. Thanks to their systematic integration of ecological and social criteria in our business processes and investment decisions, they are among the leaders in the insurance industry in the Dow Jones Sustainability Index. In 2022, over 159,000 employees achieved total revenues of 152.7 billion euros and an operating profit of 14.2 billion euros for the group(3). About CWC Constellation Wealth Capital is an alternative asset management platform dedicated to the wealth management sector. CWC provides flexible, long-term capital solutions, and strategic advisory support to scaled wealth management platforms. CWC leverages its deep industry experience and relationships for the benefit of its partner firms. No Offer or Solicitation This Presentation does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of AlTi Global. The information contained herein does not purport to be all-inclusive and none of AlTi Global nor any of its respective subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents make any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation. Prospective investors should consult with their own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying solely upon the information contained herein to make any investment decision. The recipient shall not rely upon any statement, representation or warranty made by any other person, firm or corporation in making its investment decision to subscribe for securities of AlTi Global. To the fullest extent permitted by law, in no circumstances will AlTi Global or any of its subsidiaries, stockholders, affiliates, representatives, control persons, partners, members, managers, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or on opinions communicated in relation thereto or otherwise arising in connection therewith. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of AlTi Global. The general explanations included in this Presentation cannot address, and are not intended to address, your specific investment objectives, financial situations or financial needs. This Presentation (together with oral statements made in connection herewith, the “Presentation”) is for informational purposes only to assist interested parties in evaluating AlTi Global, Inc. (along with its consolidated subsidiaries, “AlTi Global” or the "Company").

3AlTi Tiedemann Global Forward-Looking Statements Some of the statements in this presentation may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward- looking. Words such as “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “plan” and “will” and similar expressions identify forward-looking statements. Forward-looking statements reflect management’s current plans, estimates and expectations and are inherently uncertain. The inclusion of any forward-looking information in this presentation should not be regarded as a representation that the future plans, estimates or expectations contemplated will be achieved. Forward-looking statements are subject to various risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, our ability to complete the investment transactions described in this Presentation, global and domestic market and business conditions, successful execution of business and growth strategies, regulatory factors relevant to our business, as well as assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity and the risks and uncertainties described in greater detail under “Risk Factors” included in AlTi Global's Annual Report on Form 10-K filed April 17, 2023, and in the subsequent reports filed with the Securities and Exchange Commission, as such factors may be updated from time to time. We undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. Industry and Market Data Certain information contained in this Presentation relates to or is based on studies, publications, surveys and AlTi Global’s own internal estimates and research. In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions. Finally, while AlTi Global believes its internal research is reliable, such research has not been verified by any independent source and none of AlTi Global or any of its affiliates nor any of their respective control persons, officers, directors, employees or representatives make any representation or warranty with respect to the accuracy of such information. Trademarks This Presentation may contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, trade names and copyrights referred to in this Presentation may be listed without the TM, SM © or ® symbols, but AlTi Global, will assert, to the fullest extent under applicable law, the rights of the applicable owners, if any, to these trademarks, service marks, trade names and copyrights. Additional Information and Where to Find It The Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials in connection with the transactions and the Company’s solicitation of proxies for use at either the 2024 annual meeting of stockholders or a special meeting of common stockholders, or at any adjournment or postponement thereof, to vote in favor of approval of amendments to the Company’s amended and restated certificate of incorporation and the issuance of an amount of Class A Common Stock to Allianz equal to 20% or more of the pre-transactions issued and outstanding Class A Common Stock and Class B Common Stock, taken together and, in the case of the 2024 annual meeting of stockholders, to vote on any other matters that shall be voted upon at the Company’s 2024 annual meeting of stockholders, such as the election of directors. The proxy statement will be mailed to the stockholders of the Company as of a to-be-determined record date. Before making any voting or investment decision with respect to the transactions, investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the transactions. The proxy statement and other relevant materials (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and stockholders of the Company may obtain free copies of the documents filed with the SEC from https://ir.alti-global.com/financial- information/sec-filings. The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies in connection with the transactions. Information about those executive officers and directors of the Company and their ownership of the Company’s common stock is set forth in the Company’s Annual Report on Form 10-K, which was filed with the SEC on April 17, 2023. Investors and security holders may obtain additional information regarding direct and indirect interests of the Company and its executive officers and directors in the transactions by reading the proxy statement and prospectus when it becomes available. Notes and Important Disclosures

Contents 01. Strategic Investments into AlTi 02. Overview of AlTi 03. Strategic Priorities 04. Investment Highlights 05. Appendix

5AlTi Tiedemann Global Michael Tiedemann Chief Executive Officer Our presenters today Stephen Yarad Chief Financial Officer

6AlTi Tiedemann Global 01. Strategic Investments into AlTi

7AlTi Tiedemann Global Accelerates AlTi’s strategy to become the leading, global, independent UHNW wealth management firm, with strategic and targeted expertise in alternatives AlTi receives strategic investment of up to $450M from Allianz X and Constellation Wealth Capital • Will invest $150 million – Series C Convertible Preferred Stock • One CWC representative will be appointed as an observer to AlTi’s board Key Terms: • Will invest up to $300 million – $250 million through combination Class A Common Stock and Series A Convertible Preferred Stock – Option to invest up to $50 million in Series A Convertible Preferred Stock • Two Allianz representatives will join AlTi’s board as independent directors • The transaction is subject to regulatory approvals and AlTi stockholder approval Allianz X Constellation Wealth Capital (“CWC”)

Strategic rationale

01.	**Expanded reach and scale**	• Deepens reach in current markets, including U.S., Europe and Asia • Positions AITi for expansion into new domestic and international markets
02.	**Accelerated margin initiatives**	• Offers opportunity to achieve operational leverage through economies of scale in current and prospective markets • Accelerates top-line growth opportunities
03.	**Attractive wealth management opportunity**	• Capitalizes on large global market with strong, secular tailwinds driven by generational wealth transfer • Opportunity to offer strategic alternative investments and Impact investing strategies to existing and future UHNW clients
04.	**Organic growth opportunities**	• Leverages partners' footprint and relationships to enter new markets • Expands lead generation opportunities across a larger and more global client base
05.	**Fortified capital structure**	• Strengthens balance sheet with ample capital to execute organic and inorganic growth opportunities
06.	**Long-term oriented partnership**	• Bolsters governance profile with deep global financial services experience and expertise • Positions AITi to further evolve into a diversified, global financial services player

AlTi Tiedemann Global

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9AlTi Tiedemann Global Complementary and well-aligned partners to accelerate AlTi’s growth strategy Allianz is a global financial services provider across the insurance and asset management sectors, providing financial security and certainty to its customers for 130+ years. Together, partners provide capital, experience, networks and a global operating expertise CWC provides flexible, long- term capital solutions and strategic advisory support to scaled wealth management platforms, leveraging its deep industry experience and relationships.

10AlTi Tiedemann Global 02. Overview of AlTi

11AlTi Tiedemann Global PRELIMINARY DRAFT – SUBJECT TO REVIEW Unique business model combines a global MFO with targeted expertise in Alternatives $15 $17 $20 $22 $20 2019 2020 2021 2022 3Q 23 Scale $20B(2) AUM/AUA Alignment with clients $1.1B Invested alongside clients Experienced team 40+ Years Years of operating history across market cycles Global presence 4 International locations (Hong Kong, London, NY and Toronto) Comprehensive solutions Market opportunities Both public and private markets Note: Information as of September 30, 2023, unless otherwise noted. (1) Strategic Alternatives refers to the former “Asset Management” business line. (2) Manager stakes consolidate 100% of AUM/AUA. (3) Top 25 Client Asset composition by geography. Event-driven RE Bridge Lending European L/S Equities Asia Credit Fund strategies by AUM/AUMAUM/AUA, $B $32 $36 $41 $43 $49 2019 2020 2021 2022 3Q 23 Scale $49B AUM/AUA Global presence 8 Countries with AlTi WM offices High client retention 97% Client retention since 2019 Long-tenured clients ~10 Years average client tenure Net positive Impact firm $4.4B Invested in Impact strategies AUM/AUA by Geography(3) U.S. 60% Non-U.S. 40% AUM/AUA, $B Wealth Management Strategic Alternatives(1)

12AlTi Tiedemann Global $2.1 $3.5 $5.5 2014 2019 2024P GenX and Millennials Foundations, Charities, and Endowments $84T Baby Boomers & Older Generational Wealth Transfer(1) U.S. Wealth Transfer (2021-2045P) Shifting To Independence(3) U.S. Independent Advisor AUM/AUA (2014-2024P)(4) $84 trillion wealth transfer creates opportunities for firms that deliver impact, innovation & engagement to clients Wealth clients seek advice that is independent, customized, aligned & integrated $4.6 $6.3 $7.2 $8.5 $10.1 $13.3 $23.2 2011 2013 2015 2017 2019 2021 2026P Private equity Private debt Hedge funds Real estate Infrastructure Natural resources Global Demand for Alternatives(2) Alternative AUM/AUA Growth and Forecast (2011-2026P) ($ in Trillions) (1) Source: Cerulli Associates. (2) Source: Preqin. (3) Source: Cerulli Associates. (4) Includes independent registered advisors, hybrid registered advisors and multi-family offices. ($ in Trillions) AlTi’s growth is powered by three strong secular tailwinds

13AlTi Tiedemann Global Existing scale, reputation and critical mass Stable fee rates generating robust recurring revenue streams Long-term client retention with underlying secular tailwinds Multiple avenues for co-investment and revenue diversification through adjacent products and services Large universe of potential M&A opportunities Combination with wealth management yields diversified economic model with complementary growth drivers Focus on uncorrelated strategies in real estate, private equity and impact, attractive to UHNW clients, foundations and institutional investors High margin and strong cash generation profile leveraging global distribution and operational support platforms Limited integration results in opportunities to scale quickly Large universe of potential M&A opportunities given constrained fundraising environment AlTi’s businesses complement each other via cross-over opportunities and perform strongly on a standalone basis Wealth Management Strategic Alternatives

14AlTi Tiedemann Global 03. Strategic Priorities

Partnerships strategic priorities clearly aligned with AlTi's existing growth pillars

Partnerships will further AlTi's organic and inorganic growth strategy

01 Expand and Fortify AlTi's Global Footprint

02 Accelerate Organic Growth Opportunities

03 Execute on Identified Pipeline of Strategic Acquisitions

New Investment Strategies & Global Presence

Select Acquisitions & Stakes in Strategic Managers

Growth through Impact Offering

Expand Client Base & Deepen Existing Relationships

ALTI'S GROWTH PILLARS

AlTi Tiedemann Global 15

Strategic Priorities | 01. Expand and Fortify AlTi's Global Footprint

Attractive UHNW opportunities in the U.S. and select European and Asian markets

Focus Market Criteria

Market Opportunity Significant market size for UHNW clients	**Partner Footprint** Strong AlTi and partner footprints
Market Entry Low regulatory barriers and/or limited competition	**Scale** Augment existing market presence or enter new markets with a clear path to meaningful scale

Growth of Global Wealth[1]

($ in Trillions)

- $609 trillion global opportunity
- Double-digit growth
- Clients demanding integrated capabilities and institutional solutions



6% CAGR
$326
$473
$609
2016
2021
2026P

Focus International Markets (ex. U.S.)



AlTi Presence
London
Paris
Geneva
Zurich
Lugano
Milan
Lisbon
Hong Kong
Singapore

Market Size *(in PFA[2], $T)*	6.7	4.0	5.7	7.8	3.1	1.3	1.2
UHNWs *(# in k)*	16.0	6.4	6.8	7.0	6.1	5.4	3.1

Long-term expansion plan leveraging combined global footprint

(1) Source: BCG.
(2) Personal financial assets of a household including cash, deposits, bonds and securities.

AlTi Tiedemann Global

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17AlTi Tiedemann Global Opportunity GLOBAL SCALE TOP-LINE GROWTH PRODUCT EXPANSION Enhanced lead generation opportunities and client solution set Strategic Priorities | 02. Accelerate organic growth opportunities Lead Generation Channels Expansion of AlTi’s existing and future target markets and client base alongside Allianz’s scale and global footprint Co-investment Solutions Increase of co-investment opportunities across the Strategic Alternatives and Impact platforms Range of Products Combine access to Allianz’s insurance and investment product expertise (i.e. PIMCO and AGI) with AlTi’s full range of wealth management services to create bespoke solutions for clients AlTi is positioned to accelerate organic growth through multiple channels and services

Strategic Priorities | 03. Execute on a well-defined pipeline of strategic acquisitions

Identified opportunities across Wealth Management and Strategic Alternatives

Transacted AUM by Asset Class (2022–2023)[1]

($ in Billions)


■ Wealth Management ■ Alternative ■ Traditional
$2,000
$1,000
$-
AUM
$1,636
$528
$701
$408
2022
$1,869
$663
$830
$376
2023

AITi Pipeline and Acquisition Criteria[2]

	U.S. & International Markets	**$2B to $20B** AUM per Target in UHNW Managers	**$1B to $5B** AUM per Target in Strategic Alternatives
Profile	• Proven low volatility, long-duration earnings • Bias towards management vs. performance/incentive fee income • Attractive top-line growth potential • Proven high and sustainable margins • Accretive to earnings		
Footprint/solutions	• Enter new, complementary and strategic markets • Grow market share in existing markets • Enhance solution set		
Fit	• Ease of integration • Cultural alignment • Long-term, financially committed and incentivised management teams		

Strategic acquisitions expected to catalyze top-line growth and margin expansion

(1) Source: Piper Sandler.
(2) Represents companies that AITi is engaged with in varying stages of negotiations as of February 2024. There can be no assurances that any of these transactions will be completed.

AITi Tiedemann Global

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19AlTi Tiedemann Global 04. Investment Highlights

20AlTi Tiedemann Global Summary transaction benefits Additional solutions to service loyal, long-term customer base Pioneering commercial logic of the combination of wealth management, insurance and asset management Capital to execute organic and inorganic growth opportunity Profile of low volatility, secular growth Expanded customer base and solution set Opportunities across shared and adjacent global footprints Partnerships with valuable board representation Partnerships accelerate AlTi’s long-term strategy to become the leading, global independent MFO platform for the UHNW segment with strategic and targeted expertise in alternatives

21AlTi Tiedemann Global Investment thesis Attractive business lines across Wealth Management and Strategic Alternatives with complementary growth drivers Comprehensive platform approach Growing global footprint Identified pipeline of inorganic growth opportunities Destination of choice for UHNW wealth managers Recurring and diversified revenue World-class leadership Strong capital structure Substantial, expanding addressable market Offices in leading financial centers, on three continents, with plans to expand into other attractive international markets Proven track record of executing accretive acquisitions in the Wealth Management and Strategic Alternatives sectors As an independent, global platform with long-tenured clients and an extensive suite of services, AlTi is the optimal partner for firms seeking consolidation Foundation of stable and predictable revenues, with multiple growth vectors Decades of experience in global financial services bolstered by partnerships with Allianz X and CWC Strengthened balance sheet with ample capital to execute organic and inorganic growth plan Powered by multi- decadal trajectories in Wealth Management and Strategic Alternatives

22AlTi Tiedemann Global 05. Appendix

Office | US | Europe

Experienced leadership

Executive Team



Michael Tiedemann*
Chief Executive Officer
Credit Suisse
Banco Garantia



Kevin Moran
Chief Operating Officer
Katten
FRM



Stephen Yarad
Chief Financial Officer
MFA
KPMG



Colleen Graham
Global General Counsel and CRO
Credit Suisse
Boston Private



Claire Verdirame
Chief Marketing Officer
HSBC
Barclays



Jed Emerson
Chief Impact Officer

Wealth Management



Nancy Curtin*
CIO – Global WM
Barings
Schroders



Craig Smith *
Chair- Global WM
J.P.Morgan
Patterson Belknap



Robert Weeber
President – International WM
Credit Suisse
J.P.Morgan



Brooke Connell
President – US WM
J.P.Morgan

Strategic Alternatives and Strategic Advisory



Spiros Maliagros*
Alternatives Platform
Seward & Kissel LLP
TIG



Patrick Flaton
Private Real Estate
avignon



Julian Culhane
Strategic Advisory
pwc
Jefferies



Jacob Lyons
Strategic Advisory
Rothschild & Co
Rivercrown

Broad, global industry experience

* Denotes board members.

Robust governance

Independent Board Directors



Timothy Keaney
Bank of New York
Board Chair



Norma Corio
American Express
Global Business Travel



Mark Furlong
BMO Harris Bank



Judy Lee
MD of Dragonfly LLC



Tracey B. Warson
Citi Private Bank



Peter Yu
Cartesian Capital

Representatives of Allianz and CWC will join AlTi's board as members and observer, respectively

AlTi Board Representatives



Michael Tiedemann*
Chief Executive Officer



Nancy Curtin
CIO- Global WM



Spiros Maliagros
Head of Strategic
Alternatives



Craig Smith
Chair- Global WM



Ali Bouzarif
Representative Al Waddi

Board Committees

Audit, Finance and Risk

Environmental, Social, Governance and Nominating

Human Capital and Compensation

*** Transaction Committee will be created on closing of Allianz X transaction**

Trusted fiduciaries with strong individual track records

25AlTi Tiedemann Global Strong track record executing and integrating acquisitions M&A Track Record in Wealth Management Acquisition Date Company Core Market Criteria 2023 Singapore/Asia 2021 UK 2019 France 2018 & 2023 2016 & 2017 Seattle/West Coast U.S. 2015 M&A Track Record in Strategic Alternatives Acquisition Date Company Location Criteria 2020 & 2023 2021 & 2023 2018 Successful execution across multiple geographies and platforms AUM/AUA at acquisition of ~$2B to $10B+  Expand global footprint, revenue base  Expanded customer footprint  Increase scale and talent  Expand Impact strategy AUM/AUA at acquisition ~$1B to $5B+  Leverage support platform (distribution, operations)  Expansion and diversification fee revenue base  Proven and repeatable earnings streams  Long-term, locked-up strategies/low volatility

26AlTi Tiedemann Global Investment • Up to $300M ($250M at close and option to invest an additional $50M in the future) • $150M ($115M expected to fund by March 31, 2024. $35M expected to fund no later than June 30, 2024) Common stock • $110M at close through a new issue of 19.3 million shares of common stock (Class A) at a price of $5.69 • Ownership cap to prevent Allianz ownership of voting securities from exceeding 24.9% of total common stock • N/A Preferred instrument • $140M at close via new convertible preferred stock (Series A) • Additional $50M also via new convertible preferred stock (Series A) • $150M via new convertible preferred stock (Series C) Dividend rate • 9.75% PIK, paid 50% in common stock and 50% in new Series A preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • 9.75% PIK, paid in new Series C preferred stock • Dividend rate reduces if AlTi stock price >$12.50 • AlTi can elect to settle all or a portion of PIK dividends in cash Conversion Right • Holder has conversion right after 2 years into AlTi common stock at a conversion price of $8.70 • Mandatory conversion after 3 years if daily VWAP is equal or greater than $15.23 • Holder has conversion right after 5 years into AlTi common stock at a conversion price of $8.70 • AlTi can elect to settle any conversion in cash rather than common stock Redemption rights • AlTi and Holder have redemption rights after 30 years • Investor has a redemption right after 5 years • AlTi has a redemption right after 3 years • AlTi can elect to settle part of the redemption value in AlTi common stock Warrants • Warrants over 5 million shares of Class A common stock • Strike price of $7.40 • Warrants over 2 million shares of Class A common stock • Strike price of $7.40 Transaction structure aligns strategic and financial goals

27AlTi Tiedemann Global Glossary Assets Under Management and Assets Under Advisement. For financial presentation purposes, total assets under management and assets under advisement (“AUM/AUA”) of AlTi Global is calculated as set forth below: AUM/AUA includes billable and non-billable assets. Billable assets represent the portion of assets on which we charges fees, including under co-investment arrangements. For the purpose of calculating co-investment assets, we include the gross asset value of all assets managed or supervised by operating partner subsidiaries, affiliates and joint ventures in which we hold either a majority or minority stake. Non-billable assets are exempt of fees. They consist of assets such as cash and cash equivalents, real estate, investment consulting assets and other designated assets. Our AUM/AUA also includes the assets under management of each of our External Strategic Managers. External Strategic Managers are those managers in which the we have made an external investment, and the strategies of these managers include Real Estate Bridge Lending, European Long/Short Equity and Asian Credit and Special Situations. Unless otherwise defined, AUM refers to assets on which a business provides continuous and regular billable supervisory or management services. As noted, our AUM/AUA includes the AUM of our external strategic managers as we believe including such AUM presents a more accurate depiction of the respective businesses. However, the AUM of the external strategic managers should not be viewed as part our AUM for regulatory and/or statutory purposes under the U.S. Investment Advisers Act of 1940, as amended. Impact Investing. Investment practices seeking to generate various levels of financial performance together with the generation of positive measurable environmental and social impacts. MFO. Multi-family office UHNW. Ultra High Net Worth individuals are people with a net worth of at least $30 million.